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                                                                    EXHIBIT 10.3

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                            STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement (this "Agreement"), dated April 26, 2006, is by and among Asset Acceptance Holdings LLC, a Delaware limited liability company (the "Buyer"), and Christopher L. Conway ("Conway"), Roger Gladstone ("Roger Gladstone"), Adam O. Holzhauer ("Holzhauer"), David Nussbaum ("Nussbaum"), Maureen Russell ("Russell"), Alan Fisher and Mona Fisher, as tenants by the entireties (together "Fisher"), Delight Kasserman ("Kasserman"), Robert Gladstone ("Robert Gladstone"), and Dalewood LP, a New York limited partnership ("Dalewood") (each, a Seller, and collectively the "Sellers").

      Nussbaum, Russell, Fisher, Kasserman, Robert Gladstone, and Dalewood are sometimes referred to in this Agreement collectively as the "Passive Sellers" and individually as a "Passive Seller." The Buyer and the Sellers are sometimes referred to in this Agreement collectively as the "Parties" and individually as a "Party."

                                   BACKGROUND

      A. The Sellers own 100% of the issued and outstanding shares of the capital stock (the "Shares") of Premium Asset Recovery Corp., a Florida corporation (Premium Asset Recovery Corp. and all of its direct and indirect subsidiaries are referred to in this Agreement collectively as the "Company").

      B. The Sellers desire to sell to the Buyer, and the Buyer desires to purchase from the Sellers, all of the Shares for the consideration, upon the terms and subject to the conditions set forth in this Agreement.

      C. Definitions of capitalized terms used in this Agreement and provisions regarding interpretation of this Agreement are contained in Exhibit A.

      Now, therefore, the Parties agree as follows.

                                    AGREEMENT

                                   ARTICLE I
                   PURCHASE AND SALE OF STOCK; PURCHASE PRICE

      1.1 SALE AND PURCHASE OF THE SHARES. On the terms and subject to the conditions of this Agreement, on the Closing Date the Sellers hereby sell, assign, transfer and deliver the Shares to the Buyer free and clear of all Liens and the Buyer hereby purchases the Shares from the Sellers.

      1.2 PURCHASE PRICE.

            (A) The total purchase price for the Shares shall be $15,500,000, subject to adjustment as set forth in this Article I (the "Total Purchase Price").

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            (B) On the Closing Date, each Seller shall receive a proportionate share of the Total Purchase Price less $1,300,000 (the "Escrow Amount") with respect to the purchase of the Shares in the amount set forth next to the Seller's name on Schedule 1.2.

            (C) The aggregate amount of the Total Purchase Price less the Escrow Amount is referred to in this Agreement as the "Closing Date Purchase Price Payment".

      1.3 METHOD OF PAYMENT.

            (A) On the Closing Date, the Buyer will pay to the Sellers the Closing Date Purchase Price Payment by wire transfer of immediately available funds according to irrevocable written instructions delivered to the Buyer by the Sellers. The Sellers must deliver their irrevocable written instructions for the delivery of the Closing Date Purchase Price Payment to the Buyer not less than three Business Days before the Closing Date.

            (B) On the Closing Date, the Buyer will deliver the Escrow Amount to J.P. Morgan Trust Company, National Association (the "Escrow Agent") by wire transfer of immediately available funds pursuant to the terms of the escrow agreement in the form attached to this Agreement as Exhibit B (the "Escrow Agreement").

      1.4 DELIVERY OF THE SHARES. On the Closing Date, the Sellers will deliver to the Buyer certificates representing the Shares, each of which certificates will be endorsed in blank or accompanied by stock powers duly executed in blank to permit transfer of the Shares to the Buyer in the form attached to this Agreement as Exhibit C (the "Stock Power").

      1.5 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Gunster, Yoakley & Stewart, P.A., 777 S. Flagler Drive, Suite 500 E, West Palm Beach, FL 33401, or at such other place or via facsimile or on such other date as the Parties may agree. The date upon which the Closing actually occurs is the "Closing Date."

      1.6 TAX ADJUSTMENT.

            (A) The Sellers have provided the Buyer with correct and complete copies of all of the Company's federal and state Tax Returns for the year-ended December 31, 2005 (the "Preliminary 2005 Tax Returns"). The Total Purchase Price shall be reduced by $646,821 (which is the entire amount of the Company's Tax obligations set forth in the 2005 Tax Returns) (the "Preliminary Tax Obligations") and shall be subject to adjustment after the Closing Date pursuant to the terms of this Section 1.6.

            (B) As soon as is practicable after the Closing Date, the Buyer and its advisors shall review the Preliminary 2005 Tax Returns and, if required by Applicable Law, any prior periods (the "Reviewed Tax Returns"). If the Company's Tax obligations as reflected on the Reviewed Tax Returns (the "Revised Tax Obligations") are equal to or less than the Preliminary Tax Obligations, then the Buyer shall refund to the Sellers an aggregate amount equal to the difference between the Revised Tax Obligations and the Preliminary Tax Obligations. If the

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Revised Tax Obligations are greater than the Preliminary Estimated Tax
Obligations, then the remainder of this Section 1.6 shall apply.

            (C) The Sellers' Representative and his advisors shall review the Reviewed 2005 Tax Returns promptly and shall provide the Buyer with written notice of any objections to the 2005 Tax Returns, which notice shall specify the disputed portions of the Reviewed 2005 Tax Returns and shall state the basis of the objection (the "Objection Notice"). If the Sellers' Representative does not deliver the Objection Notice to the Buyer on or before the 30th day after the date the Buyer delivered the Reviewed 2005 Tax Returns to the Sellers' Representative, then the Reviewed 2005 Tax Returns as calculated by the Buyer shall be binding and conclusive on the Parties. If the Sellers' Representative timely delivers the Objection Notice to the Buyer, then all items on the Reviewed 2005 Tax Returns which are not identified as disputed in such Objection Notice shall be deemed accepted by the Sellers' Representative and the Sellers and shall not be subject to further adjustment.

            (D) If the Sellers' Representative timely delivers the Objection Notice to the Buyer, and if the Buyer and the Sellers' Representative fail to resolve the issues outstanding with respect to the Reviewed 2005 Tax Returns on or before the tenth day after the Buyer's receipt of the Objection Notice, then the Buyer and the Sellers' Representative shall submit the issues remaining in dispute to KPMG (the "Independent Accountants") for resolution, applying the principles, policies and practices referred to in Section 1.6(g). If issues are submitted to the Independent Accountants for resolution:

                  (i) the Buyer and the Sellers' Representative shall furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to such Party or his, her or its agents and shall be afforded the opportunity to present to the Independent Accountants any material relating to the disputed issues and to discuss the issues with the Independent Accountants;

                  (ii) the determination by the Independent Accountants, as set forth in a notice to be delivered to all of the Parties as soon as is practicable after the Buyer and the Sellers' Representative have submitted the issues remaining in dispute to the Independent Accountants, shall be final, binding and conclusive on the Parties, shall be used in the calculation of any further adjustments to the Total Purchase Price, and judgment on such determination may be entered in any court having jurisdiction; and

                  (iii) the Buyer shall pay one-half of all fees and expenses of the Independent Accountants for such determination and the Sellers' Representative shall pay the other one-half.

            (E) If the Tax obligations of the Company for the year-ended December 31, 2005 and any applicable prior periods, as finally determined pursuant to this Section 1.6 (the

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"Final 2005 Tax Obligations") are greater than the Preliminary Tax Obligations, then the Sellers, jointly and severally, shall be obligated to pay the amount of the difference between the Preliminary Tax Obligations and the Final 2005 Tax Obligations to the Buyer in immediately available funds not later than the fifth day after the final determination of the Final 2005 Tax Obligations (whether by settlement or by determination of the Independent Accountants).

            (F) If the Sellers do not timely deliver such amount to the Buyer, then the Buyer may, in its sole discretion and at its option, direct the Escrow Agent to deliver such amount to the Buyer. If the Buyer directs the Escrow Agent to deliver such amount to the Buyer, then the Buyer shall retain the right to pursue payment from the Sellers as contemplated by Section 1.6(e), which payment would be deposited in the Escrow Account to replenish the funds paid to the Buyer pursuant to this subsection (f).

            (G) The principles, policies and practices used to calculate the Company's Tax obligations pursuant to this Section 1.6 shall be in compliance with the all Applicable Laws and shall otherwise be consistent with the Company's prior practices.

      1.7 PAYOFF OF INDEBTEDNESS AT THE CLOSING. At the Closing, the Buyer shall pay, or cause to be paid, in full all of the obligations of the Company which are listed on Schedule 1.7.

      1.8 SATISFACTION OF PROFIT SHARING AGREEMENT. At the Closing, the Company shall have satisfied all claims of participants pursuant to all Profit Sharing Agreements as listed on Schedule 1.8, and obtained written releases from all such participants, which releases shall be in form and substance satisfactory to Buyer (the "Profit Sharing Releases"). The Total Purchase Price shall be reduced by the aggregate amount of "Premium" payments as set forth on Schedule 1.8.

      1.9 RELEASE OF GUARANTEES. At the Closing, the Company shall have obtained releases of the guarantees set forth on Schedule 1.9 and such releases shall be in form and substance satisfactory to the guarantors being released and to the Buyer (the "Guarantor Releases").

      1.10 DELIVERIES BY THE SELLERS AT THE CLOSING. At the Closing, the Sellers shall execute (if necessary) and deliver to the Buyer, or cause to be executed and delivered to the Buyer, the following:

            (A) Non-Competition Agreements among the Buyer, the Company and Roger Gladstone and the Buyer, the Company and Kasserman in the form attached to this Agreement as Exhibit D (the "Non-Competition Agreements");

            (B) Employment Agreements among the Buyer, the Company and Conway and the Buyer, the Company and Holzhauer in the form attached to this Agreement as Exhibit E (the "Employment Agreements");

            (C) Resignations from each of the directors and officers of the Company and the Subsidiary in the form attached to this Agreement as Exhibit F;

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            (D) the Profit Sharing Releases;

            (E) the Guarantor Releases;

            (F) releases by each Seller of any and all claims the Seller may have against the Company in form and substance satisfactory to the Buyer (the "Seller Releases");

            (G) certificates representing all of the Shares and all applicable Stock Powers;

            (H) as applicable, consents for each of the Real Property Leases and all other Contracts executed by the appropriate third party;

            (I) payoff letters from all secured parties in form and substance satisfactory to the Buyer;

            (J) the Escrow Agreement; and

            (K) such other documents as the Buyer may reasonably request to consummate the transactions contemplated by this Agreement.

      1.11 DELIVERIES BY THE BUYER AT THE CLOSING. At the Closing, the Buyer shall execute (if necessary) and deliver to the Sellers, or cause to be executed and delivered to the Sellers, the following:

            (A) the Closing Date Purchase Price Payment as set forth in Section 1.2;

            (B) the Non-Competition Agreements;

            (C) the Employment Agreements;

            (D) a certificate signed by an authorized officer of the Buyer certifying resolutions of the Buyer approving and authorizing the execution, delivery and performance of this Agreement;

            (E) the Escrow Agreement; and

            (F) such other documents as the Sellers may reasonably request to consummate the transactions contemplated by this Agreement.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      Except as set forth in the disclosure schedules dated as of the date of this Agreement and delivered with this Agreement to the Buyer or as set forth in the representations and warranties below, subject to the following paragraph, the Sellers, jointly and severally, represent and warrant to the Buyer as follows. All of the representations and warranties of the Sellers are made as of the date of this Agreement and as of Closing Date.

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      Notwithstanding anything to the contrary in this Article II (a) the representations and warranties made by the Passive Sellers in Sections 2.3 (Authority; No Violation or Consent), 2.4 (Capitalization; Ownership of Common Stock; Passive Investor Status), 2.8(b) (No Dividends or Distributions) and 2.19 (Affiliate Transactions) (such sections being referred to in this Agreement as the "Passive Seller Sections") are being made severally by each Passive Seller solely with respect to him, her or itself and not jointly with other Sellers, and (b) all of the representations and warranties of each Passive Seller shall be limited to the Knowledge of such Passive Seller, except with respect to the Passive Seller Sections, which shall not be so limited.

      2.1 ORGANIZATION; QUALIFICATION. Each of the Company and the Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida, and has all requisite power and authority to own its respective assets and conduct is respective business as and where presently conducted. Each of the Company and the Subsidiary is duly qualified to do business in each jurisdiction listed on Schedule 2.1, and neither the Company nor the Subsidiary is required to be qualified in any other jurisdiction, except where the failure to be so qualified would not have a Material Adverse Effect.

      2.2 SUBSIDIARIES OR INVESTMENTS.

            (A) Other than as set forth on Schedule 2.2, the Company does not directly, or indirectly, own any equity interests in any Person, nor does the Company have any right to acquire or otherwise obtain any equity interests in any Person. The Person listed on Schedule 2.2 is referred to in this Agreement as the "Subsidiary." Set forth for the Subsidiary on Schedule 2.2 is (i) its name, (ii) the number of shares of authorized capital stock of each class of its capital stock, and (iii) the number of issued and outstanding shares of each class of its capital stock.

            (B) All of the issued and outstanding shares of capital stock of the Subsidiary have been duly authorized and is validly issued, fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive rights.

            (C) The Company beneficially owns all of the issued and outstanding shares of the capital stock of the Subsidiary free and clear of any Liens, voting trusts and restrictions on transfer of any nature whatsoever, except for restrictions imposed by or pursuant to the securities laws of the United States and of any state that has jurisdiction over such transfer. There are no outstanding options, warrants, rights, puts, calls, agreements, understandings or other commitments or rights of any type relating to the issuance, sale or transfer by the Company or the Subsidiary of any security of the Subsidiary, and no other securities of the Subsidiary are reserved for any purpose. There are no outstanding securities that are convertible into or exchangeable for any shares of the capital stock of the Subsidiary. There are no contracts, commitments, agreements, understandings, arrangements or restrictions of any kind to which the Subsidiary is a party which relate to the capital stock of the Company. The Subsidiary has no obligation of any kind to issue any additional securities or repurchase any outstanding securities.

            (D) The Subsidiary does not beneficially own, directly or indirectly, any outstanding equity interests of any other Person. Neither the Company nor the Subsidiary is a

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party to, or otherwise involved with, any partnership, joint venture, limited liability company or other Person in which the Company or the Subsidiary, directly or indirectly, has, or pursuant to any agreement has or will have the right to acquire by any means, any equity or voting interest in any other Person.

            (E) Except as set forth in Schedule 2.2(e), the Company has not used any assumed name, whether or not such name was formally certified by any jurisdiction, at any time and for any purpose.

      2.3 AUTHORITY; NO VIOLATION OR CONSENT. Each Seller has the legal capacity and requisite power and authority to enter into this Agreement, to perform his, her or its obligations hereunder, and to carry out the transactions contemplated by this Agreement. All proceedings required to be taken by each Seller to authorize the execution, delivery, and performance of this Agreement have been duly and properly taken. Assuming the due execution and delivery of this Agreement by the Buyer, this Agreement is a valid and binding obligation of each Seller in accordance with its terms, subject to general principles of equity and applicable bankruptcy, insolvency, reorganization, and fraudulent conveyance or similar or other laws affecting the enforcement of creditors' rights generally. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance with the terms of this Agreement do not and will not:

            (A) conflict with or result in any breach of any provision of any agreement or other instrument to which the Company or any Seller is a party or by which his, her or it or any of his, her or its assets may be bound, or conflict with or result in any breach of any provision of any Seller's or any of the Company's Constituent Documents;

            (B) conflict with, result in a breach of any provision of, constitute (with or without due notice or lapse of time or both) a default under, result in the modification or cancellation of, result in any increase in the obligations of any Seller or the Company under, or give rise to any right of termination or acceleration in respect of, any contract, agreement, commitment, understanding, arrangement or restriction of any kind to which any Seller of the Company is a party or to which any Seller, the Company or any of the Company's assets is subject;

            (C) result in the creation of any Lien upon, or any Person obtaining the right to acquire, any of the Shares, any equity interest in the Company or any of the Company's assets;

            (D) violate or conflict with any law, ordinance, code, rule, regulation, decree, order or ruling of any court or Governmental Authority to which any Seller or the Company are subject;

            (E) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with ("Consent"), any Governmental Authority; or

            (F) except as described in Schedule 2.3(f), require any Consent of any Person to the execution, delivery or performance of this Agreement or to the consummation of the

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transactions contemplated hereby, including Consents from parties to leases or other agreements or commitments.

      2.4 CAPITALIZATION; OWNERSHIP OF COMMON STOCK; PASSIVE SELLER STATUS.

            (A) The authorized capital stock of the Company consists of 115,000 shares of Class A voting common stock, $0.01 par value per share, all of which are validly issued and outstanding, have been duly authorized, and are fully paid and nonassessable and 85,000 shares of Class B non-voting common stock, $0.01 par value, of which none are issued and outstanding. Immediately prior to the Closing, the Company's Articles of Incorporation shall be amended so that the authorized Class A voting common stock shall be increased to 116,000 shares, and all of which will be validly issued and outstanding at such time.

            (B) None of the Shares were issued in violation of, and are not subject to, any preemptive rights. The Shares constitute all of the issued and outstanding shares or other equity interests in the Company. The Sellers are the lawful owners, of record and beneficially, of the Shares as set forth on
Schedule 2.4 and have good title to the Shares, free and clear of any Liens, voting trusts and restrictions on transfer of any nature whatsoever, except for restrictions on transfer imposed by or pursuant to the securities law of the United States and of any state that has jurisdiction over such transfer.

            (C) Except as described in Schedule 2.4, there are no outstanding options, warrants, rights, puts, calls, agreements, understandings or other commitments or rights of any type relating to the issuance, sale or transfer by any Seller or the Company of any security of the Company, and no other securities of the Company are reserved for any purpose. There are no outstanding securities that are convertible into or exchangeable for any shares of the capital stock of the Company. There are no contracts, commitments, agreements, understandings, arrangements or restrictions of any kind to which any Seller or the Company is a party which relate to the capital stock of the Company. The Company has no obligation of any kind to issue any additional securities or repurchase any outstanding securities.

            (D) Each Passive Seller represents and warranties that he or she (or in the case of Dalewood, any of its partners, officers or employees) is not now, and has not at any time in the past been, an employee or officer of, or consultant to, the Company or of other Person primarily or substantially engaged in the accounts receivable management industry, including debt collection or debt purchasing.

      2.5 FINANCIAL STATEMENTS; FINANCIAL REPORTS. The Sellers have provided to the Buyer (a) the Adjusted Income Statement of the Company as of September 30, 2005, (b) the reviewed balance sheets of the Company as of December 31, 2005 and December 31, 2004, (c) the Interim Balance Sheet of the Company as of September 30, 2005, and (d) the related statements of income, retained earnings and cash flows of the Company for the fiscal years then ended December 31, 2005 and December 31, 2004 (the "Financial Statements"). The Financial Statements were prepared in accordance with GAAP as consistently applied by the Company, except as set forth on Schedule 2.5, and are in accordance with the books and records of the

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Company. Schedule 2.5 sets forth a description of the revenue recognition policies and procedures utilized by the Company to prepare its Financial Statements. The books and records of the Company are true and correct in all material respects. The Financial Statements fairly present the financial condition, results of operations, and cash flow of the Company for the periods referred to in the Financial Statements.

      2.6 UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations, secured or unsecured (whether known or unknown, asserted or unasserted, absolute, accrued, contingent or otherwise, and whether due or to become due) that would be required to be disclosed in the Financial Statements, nor is there any such liability or obligation for which the Company is or may become liable, contingently or otherwise, which is not accrued or reserved against in the Financial Statements, except those which were incurred in the ordinary course of business after September 30, 2005, and are consistent with past practices in nature and are individually and in the aggregate in an amount consistent with the Financial Statements. There is no circumstance, condition, event or arrangement that would hereafter give rise to any liabilities of the Company, except in the ordinary course of business consistent with past practices.

      2.7 LICENSES AND PERMITS.

            (A) The Company has filed all reports and other filings required to be filed with any Governmental Authority. All reports (including financial reports) filed by the Company with any Governmental Authority have been prepared in accordance with applicable statutory and regulatory requirements and all applicable policies and procedures of the appropriate Governmental Authority.

            (B) The Company holds all governmental and other licenses, permits, registrations, certificates, consents, accreditations, participation agreements and approvals (all of which are referred to in this Agreement, individually as a "License" and, collectively, as the "Licenses") as are necessary for the operation of the business taken as a whole as it is now being conducted.
Schedule 2.7(b) is a complete list of the Licenses issued to the Company. The Company is not in default in any respect under any License, has not received any notice of the revocation, termination, suspension, limitation, non-renewal or investigation with respect to any such License nor have they been notified by any jurisdiction of the need for a License which has not been obtained. All such Licenses are in full force and effect and the Company has made timely and complete application of renewal or reissuance of all Licenses. No event has occurred which (with notice or without notice or the passing of time) would constitute grounds for a material violation or deficiency by the Company with respect to any License.

      2.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as otherwise expressly contemplated by this Agreement or as described in Schedule 2.8, since September 30, 2005, there has not been (a) any Material Adverse Effect and there is no condition, development or contingency of any kind existing or in prospect which, so far as reasonably can be foreseen at this time, may result in any Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, property or any combination) in respect of the Company's capital stock or any repurchase, redemption or other

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acquisition by the Company of any shares of its capital stock, (c) any damage, destruction or casualty loss, whether covered by insurance or not, that may result in a Material Adverse Effect, or (d) any change by the Company in accounting methods, principles or practices.

      2.9 OWNERSHIP AND CONDITION OF ASSETS OTHER THAN REAL PROPERTY. The Company has good and marketable title to all of the assets and properties reflected on the Financial Statements or acquired subsequent to the date of the Financial Statements, except for assets and properties sold, consumed or otherwise disposed of in the ordinary course of business since the date of the Financial Statements, free and clear of all Liens except Permitted Liens. All of such assets of the Company are in good and usable condition and are fit for their intended purposes, ordinary wear and tear excepted. There are no defects in such assets or other conditions which, in the aggregate, adversely affect the operation, use or value of such assets. Such assets and the other properties being leased or licensed by the Company pursuant to the leases or licenses described in Schedule 2.9 constitute all of the operating assets being used by the Company in the conduct of its business. This Section 2.9 does not relate to real property or interests in real property, such items being the subject of
Section 2.10.

      2.10 REAL PROPERTY.

            (A) The Company does not own any real property nor has it ever owned any real property. The Company has no obligation to purchase any real property. The Company is not a party to any agreement or contract which gives it the right to purchase any real property.

            (B) Schedule 2.10 contains a list of all real property leased by the Company (the "Leased Real Property"). For each lease of a Leased Real Property (a "Real Property Lease"), Schedule 2.10 lists (i) the date of the Lease, (ii) the landlord, (iii) the name of the lessee, (iv) the term of the Lease, including the commencement date and termination date, (v) the number of renewal periods, if any, (vi) the amount of base rent, additional rent and any other amounts to be paid by the Company under the Lease, (vii) the amount or method of increasing the base rent, and (viii) the amount of the security deposit currently on deposit with the landlord.

            (C) Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel any Real Property Lease. The Company is not (with or without the giving of notice, the lapse of time, or both the giving of notice and the lapse of time) in breach or default in any material respect under any Real Property Lease and, to the Sellers' Knowledge, no landlord under any Real Property Lease is (with or without the giving of notice, the lapse of time, or both the giving of notice and the lapse of time) in breach or default in any material respect under such Real Property Lease. The Company has not received any written notice of the intention of any party to terminate, amend, or otherwise modify any Real Property Lease. Complete and correct copies of all Real Property Leases, together with all modifications and amendments, have been delivered to the Buyer. Each Real Property Lease is valid, enforceable, and in full force and effect. All rents and additional rents due to date on each such Real Property Lease have been paid.

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      2.11 INTELLECTUAL PROPERTY.

            (A) The Sellers have made available to the Buyer the Company's files of all United States and foreign patents, patent applications and invention disclosures of the Company. The Company owns or has the right to use, pursuant to license, sublicense, agreement or permission, all Intellectual Property necessary for the operation of its business as presently conducted.

            (B) The Company has not received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation with or of any Intellectual Property rights of a third party (including any claims that the Company must license or refrain from using any Intellectual Property rights of a third party). To the Sellers' Knowledge (i) the Company has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and (ii) no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company.

            (C) Schedule 2.11 contains a complete and correct list of (i) all registered United States and foreign patents and patent applications, applications for registered trademarks, trade names, service marks and copyrights owned by the Company, and all related licenses and other agreements, and (ii) all agreements relating to third party Intellectual Property that the Company is licensed or authorized to use. With respect to each item of Intellectual Property owned by the Company and identified in Schedule 2.11, the Company possesses all right, title and interest in and to the item, free and clear of any Liens. With respect to each item of Intellectual Property identified in Schedule 2.11 that the Company is licensed or authorized to use, the license, sublicense, agreement or permission covering such item (A) is valid, binding, enforceable and in full force and effect and will not be affected by consummation of the transactions contemplated this Agreement, and
(B) has not been breached by any party to such agreement.

            (D) The Company's software used in the operation of its business is free from defects (other than those generally known to the public to be associated with such software) and known viruses and operates in substantial conformity with its respective publisher's corresponding software documentation.

            (E) The Intellectual Property, excluding any "off the shelf" software licensed through regular commercial distribution channels, does not invade the rights of privacy or publicity of any Person or contain any libelous materials.

      2.12 CONTRACTS.

            (A) Except as described in Schedule 2.12 and other than as executed in connection with the transactions contemplated by this Agreement, the Company is not a party to or bound by any Contract that is used or held for use in, or that arises out of, the operation or conduct of its business and that is:

                                       11
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                                                                       EXECUTION

                  (i) a covenant not to compete (other than pursuant to any
            radius restriction contained in any lease, reciprocal easement or development, construction, operating or similar agreement);

                  (ii) a Contract with any shareholder, member, director,
            officer or Affiliate of the Company or any of the Sellers;

                  (iii) a lease or similar Contract under which:

                        (A) the Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any third party, or

                        (B) the Company is a lessor or sublessor of, or makes available for use by any third party, any tangible personal property owned or leased by the Company, in any such case that has an aggregate future liability or receivable, as the case may be, in excess of $10,000;

                  (iv) a Contract under which the Company has directly or
            indirectly guaranteed indebtedness, liabilities or obligations of any other Person (other than (A) endorsements for the purpose of collection in the ordinary course of business, and (B) in connection with a Permitted Lien);

                  (v) a Contract granting a Lien (other than a Permitted Lien)
            upon or otherwise encumbering or restricting the use of any of the assets of the Company;

                  (vi) a Contract (excluding a purchase order), involving
            payment by the Company of more than $10,000 (unless terminable without payment or penalty upon no more than 60 days' notice);

                  (vii) a Contract that gives the Company the right to purchase, or imposes on the Company the obligation to purchase, any Charged Off Accounts or Consumer Credit Accounts after the date of this Agreement, including any "forward-flow contracts";

                  (viii) a Contract (including a sales order) involving the
            obligation of the Company to deliver products or services for payment of more than $10,000 (unless terminable without payment or penalty upon no more than 60 days' notice), other than sales orders entered into in the ordinary course of business after the date of this Agreement and not in violation of this Agreement; or

                  (ix) a management agreement, consulting agreement, or any
            similar Contract;

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                                                                       EXECUTION

                  (x) a Contract with any present or former Affiliate of any of the Sellers;

                  (xi) a Contract restricting the ability of the Company to
            conduct its business;

                  (xii) a retention, incentive, severance, bonus, or similar agreement with any employee, officer, or director of the Company;

                  (xiii) a Contract requiring any payment (A) by the Company, or
            (B) to any employee, officer, or director of any of the Company in connection with this Agreement or the consummation of the transactions contemplated by this Agreement; or

                  (xiv) a Contract other than as described above to which the
            Company is a party or by which it or any of its assets or business is bound or subject that is material to the continued operation of the business of the Company as presently conducted.

            (B) Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel any Contract to which the Company is a party or by which it is bound, or to which any of its assets are subject. Neither the Company nor any Seller is (with or without the lapse of time) in breach or default in any material respect under any Contract listed in the Schedules or any other material Contract and, to the Sellers' Knowledge, no other party to any Contract listed in the Schedules or any other material Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect. The Company has not, except as disclosed in the applicable Schedule, received any notice of the intention of any party to terminate any Contract listed in any Schedule. The Sellers have provided to the Buyer complete and correct copies of all Contracts listed in the Schedules, together with all modifications and amendments.

      2.13 ENVIRONMENTAL MATTERS.

            (A) To the Sellers' Knowledge, the Company has complied with the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Emergency Planning and Community Right to Know Act of 1986, the Superfund Amendments and Reauthorization Act, the Federal Resource Conservation and Recovery Act and the Hazardous Materials Transportation Act, each as amended as of the Closing Date, or any other law of any Governmental Authority concerning the release or threatened release of hazardous substances, public health and safety or pollution or protection of the environment in connection with or regarding the Company's business and the

                                       13
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                                                                       EXECUTION

Company has not received any written notice claiming any failure to so comply (collectively, "Environmental Laws").

            (B) To the Sellers' Knowledge, the operation of the Company's business does not in any material manner violate any applicable Environmental Laws and the Company has not received any written notice claiming any such violation. To the Sellers' Knowledge, there are no Hazardous Substances on any Leased Real Property, in violation of any applicable Environmental Law. The Company has not received any written notice of the presence of any Hazardous Substances on any Leased Real Property, in violation of any applicable Environmental Law. There is no pending, or to Sellers' Knowledge, threatened claim, demand, action, suit, complaint, information request, or proceeding by any Government Authority or any third party alleging liability or potential liability under any Environmental Law. The Company has not assumed, contractually or by operation of applicable law, any liabilities of any third party under any Environmental Law.

      2.14 INSURANCE.

            (A) Schedule 2.14 contains a list and a brief description of the type, amount of coverage and term of all such policies of insurance owned or held by the Company and insuring the Company, each of which is in full force and effect (the "Insurance Policies"). The Sellers have provided copies of each Insurance Policy to the Buyer.

            (B) The Company has paid all premiums with respect to the Insurance Policies covering all periods up to and including the Closing Date (other than retrospective premiums which may be payable with respect to worker's compensation insurance policies), and the Company has not received any written notice of cancellation or termination with respect to any Insurance Policy. The Insurance Policies are valid, outstanding and enforceable and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

            (C) The Insurance Policies are sufficient for compliance with all requirements of law and for all agreements to which the Company is a party and, in the reasonable judgment of the Company's management, provide adequate insurance coverage for the assets and operations of the Company in light of present insurance market conditions.

            (D) There are no outstanding claims by the Company under any Insurance Policies. The Company has not been refused any insurance with respect to its assets or operations nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the thirty-six months immediately preceding the date of this Agreement. All notices required to have been given by the Company to any insurance company have been timely and duly given, and no insurance company has asserted that any claim is not covered by the applicable policy relating to such claim.

      2.15 LABOR MATTERS.

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                                                                       EXECUTION

            (A) The Company is not a party to or subject to any labor union or collective bargaining agreement. The Company has not been the subject of any labor union organizing activity. No representation petition respecting the employees of the Company has ever been filed with the National Labor Relations Board of which the Company has notice.

            (B) The Company is in compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice.

            (C) There has not been, and there is not pending as of the date of this Agreement, or, to the Sellers' Knowledge, threatened, any investigation, administrative proceeding, claim, suit, or other proceeding initiated by the Equal Employment Opportunity Commission, the National Labor Relations Board or any other Governmental Authority in which the Company has been involved.

            (D) There is not actually pending or, to the Sellers' Knowledge, threatened against the Company (i) any labor strike, slowdown or work stoppage,
(ii) any grievance or arbitration proceeding, whether or not arising out of any collective bargaining agreements, or (iii) any unfair labor practice complaint against the Company before the National Labor Relations Board or otherwise. The Company has not ever experienced any primary work stoppage or labor strike involving its employees. Schedule 2.15 lists each grievance, discrimination charge or other proceeding pending or, to the Sellers' Knowledge, threatened against the Company by any current or former employee of, or consultant to, the Company.

      2.16 ERISA; BENEFIT PLANS.

            (A) With respect to each "Benefit Plan" (as defined in Section 3(3) of ERISA) and each employee agreement listed in Schedule 2.16, the Company has performed all obligations required to be performed by it under each Benefit Plan and employee agreement and the Company is not in default under or in violation of the terms of any Benefit Plan or employee agreement.

            (B) Each Benefit Plan was established and has been maintained in compliance in all material respects with the applicable provisions of ERISA, the Code and any other Applicable Law (including timely satisfying all reporting and disclosure requirements under Applicable Law). No "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred in respect of any Benefit Plan. No civil or criminal action brought pursuant to
Part V of Title I of ERISA is pending or, to the Sellers' Knowledge, threatened against any fiduciary of any such plan.

            (C) With respect to qualified retirement plans, the Company represents and warrants that the only qualified retirement plan that the Company or any Affiliate maintains or has maintained during the past five years is a defined contribution profit sharing plan (with a 401(k) feature). Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in or contributed to any qualified defined contribution money purchase

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                                                                       EXECUTION

pension plan, qualified defined benefit pension plan (that is subject to ERISA Title IV and Code Section 412), a "multiemployer pension plan" (as defined in ERISA Section 3(37)), or a "multiple employer plan" as defined under ERISA and the Code.

            (D) The Internal Revenue Service ("IRS") has issued a favorable determination letter for each employee pension Benefit Plan regarding the qualification of such plan and its related trust under Code Sections 401(a) and 501(a), and there has been no occurrence since the date of any such determination letter which has adversely affected such qualification. All contributions to Benefit Plans are fully deductible under the Code as employer contributions and there is no actual or potential liability for any tax under Code Section 4972 on nondeductible contributions to Benefit Plans; and there is no actual or potential liability for any tax under Code Section 4979 on excess contributions to Benefit Plans. Any trust maintained in connection with a Benefit Plan (and from its establishment) has been exempt from federal income taxation under Code Section 501 and has not, at any time, had any "unrelated business taxable income" (as defined under the Code Section 512) and, to the Sellers' Knowledge, nothing has occurred with respect to the operation of any such Benefit Plan that could cause the loss of such qualification of exemption or the imposition of any liability, penalty or tax under Applicable Law.

            (E) The Sellers have provided the buyer with true, correct, and complete copies of all Benefit Plans, including all amendments, together with copies of any related trust agreements, summary plan descriptions, IRS determination letters, IRS Forms 5500 for the last three (3) fiscal years and IRS summary annual reports for the last three (3) fiscal years and, since the date of the documents delivered, there has not been a material change in the assets or liabilities of any such plan.

            (F) No action or failure to act and no transaction or holding of any asset by, or with respect to, any Benefit Plan has or may subject the Company to any Tax, penalty or other liability, whether by way of indemnity or otherwise. There are no Proceedings pending, or to the Sellers' Knowledge, threatened or anticipated (other than routine claims for benefits) against the Company or, to the Sellers' Knowledge, pending, threatened or anticipated against any administrator, trustee or other fiduciary of any Benefit Plan with respect to any Benefit Plan, or against any such plan or against the assets of any such plan. Each Benefit Plan and agreement can be amended, terminated or otherwise discontinued without liability to the Company. The Company has made all accrued contributions and other payments with respect to all periods through the date hereof, and will make a pro-rata payment for the period ending as of the Closing Date, in each case which are required by each Benefit Plan, each related trust or by law to be made to, or with respect to each Benefit Plan (including all insurance premiums, intercompany charges or Taxes with respect to each Benefit
Plan), or reserves adequate for such purposes as of the Closing Date have been set aside and reflected on the latest Financial Statement. To the Sellers' Knowledge, Benefit Plan is not under audit or investigation by the IRS, the Department of Labor or the PBGC, and no such audit or investigation has been threatened.

            (G) Neither the execution and delivery of this Agreement nor the consummation of any or all of the transactions contemplated hereby (other than the Employment

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                                                                       EXECUTION

Agreements) will directly or indirectly result in any payment made or to be made on behalf of any Person which constitutes a "parachute payment" within the meaning of Section 280G of the Code. There is no agreement, plan, arrangement or other contract by which the Company or any of its Affiliates is bound to compensate any Employee for excise taxes paid pursuant to Code Section 4999.
Schedule 2.16 lists all persons who the Company reasonably believes are "disqualified individuals" (within the meaning of Code Section 280G and the regulations promulgated thereunder) as determined as of the date of this Agreement. The Company has no liabilities, contingent or otherwise, with respect to any Benefit Plan except those listed in Schedule 2.16, which is now or presently has been sponsored, maintained, contributed to, or required to be contributed to by the Company. All group health plans covering employees of the Company have been operated in compliance with the continuation coverage requirements of Section 4980B of the Code (and any predecessor provisions) and
Part 6 of Title I of ERISA and with HIPAA (including the portability, non-discrimination and administrative simplification requirements of HIPAA).

            (H) [intentionally omitted]

            (I) Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, contributed to or promised to establish
(i) any "employee welfare benefit plan" (as defined in ERISA Section 3(1)) that provides benefits to or on behalf of any Person following retirement or other termination of employment (other than to the extent required by Code Section 4980B), (ii) any self-insured plan that provides benefits to employees (including any such plan pursuant to which a stop-loss policy or contract applies), (iii) any multiemployer or multiple employer welfare arrangement, fund or plan (as defined under ERISA), or (iv) any "funded welfare plan" within the meaning of Code Section 419.

            (J) Schedule 2.16 contains a complete list of all deferred compensation, severance, pension, profit-sharing, stock option and retirement plans, and all material bonus and other employee benefit or fringe benefit plans, and all employment, severance, management or similar agreements or contracts which the Company maintains or maintained, or under which the Company has or had any obligations, with respect to any employee or former employee, officer or former officer, director or former director, now or at any time during the past five years (the "Benefit Plans"). Accurate and complete copies of all such plans and documents have been provided to the Buyer.

      2.17 LITIGATION. Except as set forth in Schedule 2.17, there is no Proceeding or claim (including any grievance or discrimination charge) pending or, to the Sellers' Knowledge, threatened against the Company before any Governmental Authority or any arbitral body (other than legal actions brought by the Company against a debtor to collect a Charged Off Account ). None of the legal actions listed in Schedule 2.17, if adversely determined with respect to the Company, would have a Material Adverse Effect on the Company, individually or in the aggregate. Neither the Company nor any of its assets is subject to any outstanding order judicial, writ, injunction or decree whatsoever.

      2.18 TAXES.

                                                                       EXECUTION

            (A) The Company has not entered into any written agreements, not failed to pay any Taxes or otherwise taken any actions or failed to take any actions that would result in the disallowance of any payroll expense deductions pursuant to the Code.

            (B) The Company has filed on or before the date of this Agreement (or will timely file) all Tax Returns required to be filed on or before the Closing Date. The Company has not requested or received an extension of time to file any Tax Return that would be required to be filed on or before the Closing Date absent such extension.

            (C) All such Tax Returns are complete and accurate in all material respects and disclose all Taxes required to be paid by the Company for the periods covered by such Tax Returns and all Taxes shown to be due on such Tax Returns have been timely paid.

            (D) The Company has not waived or been requested to waive any statute of limitations in respect of Taxes.

            (E) There is no action, suit, investigation, audit, claim or assessment pending or, to the Sellers' Knowledge, proposed or threatened with respect to Taxes of the Company. No action, suit, investigation, audit, claim or assessment is pending or, to the Sellers' Knowledge, proposed or threatened with respect to the Company that will result in any obligation or liability, financial or otherwise, of the Buyer or the Company.

            (F) All deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in Section 2.18(a) have been paid in full.

            (G) There are no liens for Taxes upon the assets of the Company.

            (H) All Taxes which the Company is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued.

            (I) The accruals for deferred Taxes reflected in the Financial Statements are adequate to cover any deferred Tax liability of the Company determined in accordance with GAAP through the Closing Date.

            (J) There are no Tax rulings, requests for rulings, or closing agreements relating to the Company which could affect the Company's liability for Taxes for any period after the Closing.

            (K) All assets reflected on the Financial Statements are properly treated as owned by the Company for all income Tax purposes.

            (L) None of the Sellers or the Company has any Knowledge of any facts that, if known to any Taxing authority, would likely result in the issuance of a notice of proposed deficiency or similar notice of intention to assess Taxes against the Company.

                                                                       EXECUTION

            (M) Since January 1, 2006, neither the Sellers or the Company has taken any action not in accordance with past practice that would have the effect of deferring any Tax liability for the Company from any Taxable period ending on or before the Closing to any Taxable period ending after the Closing.

            (N) Except with the prior written consent of the Buyer, none of the income recognized, for federal, state, local, or foreign income Tax purposes by the Company during the period beginning on January 1, 2006, and ending on the Closing Date will (i) be derived other than in the ordinary course of business, or (ii) arise from transactions of a type not reflected on the relevant Tax Returns for the Taxable period ending on the Closing Date.

            (O) No excess loss account (as described in Treasury Regulation Sections 1.1502-19, 1.1502-18T, and 1.1502-32) exists with respect to the Company.

            (P) No power of attorney has been granted with respect to any matter relating to Taxes of the Company which is currently in force.

            (Q) No Taxes with respect to periods after January 1, 2006, were paid by the Company on or after such date which were not included in the provision for Taxes in the Financial Statements.

            (R) The Company has not disposed of property in a transaction being accounted for under the installment method pursuant to Sections 453 or 453A of the Code.

            (S) The Company has no corporate acquisition indebtedness, as described in Section 279(b) of the Code.

            (T) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no stock transfer Taxes, real estate transfer Taxes, or other similar Taxes will be imposed on the transfer of the Shares pursuant to this Agreement.

            (U) The IRS has examined the federal Tax returns of the Company for all periods ending prior to and including the period ending December 31, 1999. All open Tax years of the Sellers and the Company are listed in Schedule 2.18(w).

            (V) With respect to backup withholdings, the Company has exercised the degree of care required under Section 6724 of the Code to avoid the imposition of any penalties for failure to obtain certified and correct Taxpayer identification numbers from payees or for failure to make backup withholdings.

      2.19 AFFILIATE TRANSACTIONS.

            (A) Except as disclosed in Schedule 2.19, and other than accrued but unpaid salary due from the end of the last pay period and routine payments pursuant to the Benefit Plans or unpaid routine business expenses (which in no event shall exceed $2,000), there are no amounts owing from the Company to any present or former stockholder, affiliate, officer,

                                                                       EXECUTION

director, member or employee of the Company or to any Seller or any Family Member or Affiliate of any of the foregoing, nor are there any amounts owing from any such Person to the Company. For purposes of this Section 2.19, "Family Member" means the spouse, parents, children and siblings of such Person.

            (B) Other than pursuant to this Agreement or as disclosed in the Schedules, no officer, director or manager of the Company nor any Seller nor any Family Member or Affiliate of any of the foregoing nor any entity in which any of such Persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than five percent (5%) of the stock of which is beneficially owned by any of such Persons) (collectively, "Insiders"), or any interest in any property, real, personal or mixed, intellectual, tangible or intangible, used in or pertaining to the business of the Company. None of the Insiders has any direct or indirect interest in any competitor, supplier or customer of the Company, or in any Person from whom or to whom the Company leases any property, or in any other Person with whom the Company transacts business of any nature (other than interests of less than five percent (5%) of any publicly-held corporation).

      2.20 CHANGE IN CONTROL AGREEMENTS. The Company is not a party to any plan, agreement, contract, authorization or arrangement pursuant to which any participant, beneficiary or party is or will become entitled to any benefit upon a change of control of the Company.

      2.21 SUPPLIERS OF CHARGED OFF ACCOUNTS. Schedule 2.21 sets forth for each of the fiscal years 2003, 2004, and 2005, and the current fiscal year the name and address of each of the ten largest suppliers of Charged Off Accounts to the Company based on the aggregate value of receivables purchased by the Company during each such period, and the amount the Company paid such suppliers during each such period.

      2.22 CHARGED OFF ACCOUNTS. The Company has good and marketable title free of any Liens (other than claims on the obligor thereunder) to all of the Charged Off Accounts and Consumer Credit Accounts reflected in the Financial Statements and those acquired by the Buyer subsequent to September 30, 2005 (and not collected prior to Closing). Such Charged Off Accounts and Consumer Credit Accounts were acquired by the Company from third parties in the ordinary course of business consistent with past practice. To the Sellers' Knowledge, none of the representations or warranties, if any, in the agreements pursuant to which the Company acquired such Charged Off Accounts or Consumer Credit Accounts has been breached in any material respect.

      2.23 OFFICERS, DIRECTORS, MANAGERS AND EMPLOYEES.

            (A) Schedule 2.23 lists (i) the name and total current annual rate of compensation (including bonuses, commissions or incentive compensation) of each officer and director of the Company, and (ii) the name, and aggregate amount of total annual compensation (including bonuses, commissions or incentive compensation) paid for federal income Tax purposes during calendar year 2005 to each other employee whose current annualized base pay is

                                                                       EXECUTION

in excess of $50,000. None of the Persons referred to in clause (i) or (ii) above has notified in writing the Company or been notified in writing by the Company that he or she will cancel, has canceled, or otherwise will terminate such Person's relationship with the Company.

            (B) Schedule 2.23 also contains a true, correct and complete list of all the individuals who (i) are officers, directors or managers of the Company and of the Subsidiary on the date of this Agreement, or (ii) were officers and directors of the Company or of the Subsidiary at any time within the twelve months immediately preceding the date of this Agreement.

      2.24 EFFECT OF TRANSACTION. No creditor, employee or customer or other Person having a material business relationship with the Company has informed the Sellers or the Company that such Person intends to change the relationship because of the transactions contemplated in this Agreement. To the Sellers' Knowledge, no creditor, employee or customer or other Person having a material business relationship with the Company intends to change the relationship because of the transactions contemplated in this Agreement.

      2.25 COMPLIANCE WITH LAWS.

            (A) The business of the Company (both past and current) has been conducted in compliance with all Applicable Laws, including insurance, the payment and withholding of Taxes and third party payment programs as they have been in effect from time to time.

            (B) Neither the Sellers nor the Company has received any notice of any violation or claim of violation of, or any liability or claim of liability related to, any Applicable Law on the operations (both past and current) of the Company including, those relating to zoning, land use and occupancy environmental, occupational health and hazardous substances or hazardous waste, insurance and third party payment programs, which have not been fully and completely remedied, nor do there exist any facts which would provide a basis for any such violation or liability or claim of violation or liability.

            (C) To the Sellers' Knowledge, the Company is in full compliance with the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and regulations promulgated under HIPAA, and the Company has not received any written notice claiming any failure to so comply.

      2.26 POWERS OF ATTORNEY. No power of attorney has been granted with respect to any matter relating to the Company which is currently in force.

      2.27 BOOKS AND RECORDS. The minute books, books of account and other financial records of the Company are accurate, correct and complete and have been maintained in accordance with appropriate business practices.

      2.28 BANK ACCOUNTS. Schedule 2.28 includes a true and complete list, as of the date of this Agreement, of the names and locations of all banks, securities firms, or other financial institutions at which any of the Company has an account or safe deposit box and the names of

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                                                                       EXECUTION

persons authorized to sign checks, drafts or other instruments drawn on such accounts or to have access to such accounts or safe deposit boxes. In addition,
Schedule 2.28 lists the amount of cash, cash equivalents and marketable securities on hand as of the date of this Agreement.

      2.29 ABSENCE OF CERTAIN COMMERCIAL PRACTICES.

            (A) The Company has not, and no director, officer, agent, manager, employee or other Person acting on behalf of the Company has, in violation of federal or state law: (i) given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, governmental employee or official or any other Person who is or may be in a position to help or hinder the Company or assist in connection with any proposed transaction; or (ii) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to governmental officials or others or established or maintained any unlawful or unrecorded funds. The Company has not, and no director, officer, agent, manager, employee or other Person acting on behalf of the Company has, with respect to the Company, accepted or received any unlawful contributions, payments, gifts, entertainment or expenditures.

            (B) Neither the Company, any director, officer, agent or employee of the Company, nor any other Person associated with or acting for or on behalf of the Company, has directly or indirectly:

                  (i) made any contribution, gift, bribe, rebate, payoff,
            influence payment, kickback or other payment to any person, private or public, regardless of form, whether in money, property or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, (C) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, or (D) in violation of any law; or

                  (ii) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

      2.30 ACCOUNTING METHODS.

            (A) Neither the Sellers, the Company nor any director, officer, employee, auditor, accountant or representative of the Company has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its internal controls over financial reporting, including any complaint, allegation, assertion or claim that the Company has engaged in fraudulent accounting or auditing practices.

            (B) There have been no instances of fraud that occurred during any period covered by the Financial Statements involving the management of the Company or other employees of the Company who have a significant role in the Company's internal control over financial reporting.

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                                                                       EXECUTION

            (C) The Sellers shall have no liability for any Losses (as defined below) in connection with the Financial Statements that the Buyer may incur as a result of changes to the accounting or auditing practices, procedures, methodologies or methods of the Company by the Buyer or its affiliates after the Closing Date which are inconsistent with GAAP as consistently applied by the Company.

      2.31 FULL DISCLOSURE. No representation or warranty of the Sellers contained in this Agreement or in any Schedule, Exhibit or Annex to this Agreement delivered to the Buyer pursuant to, or in connection with, this Agreement contains an untrue statement of a material fact or omits to state a material fact required to be stated in such statements or necessary to make the statements made, in the context in which made, not materially false or misleading.

      2.32 NO REPRESENTATIONS. The Sellers shall not be deemed to have made to the Buyer any representation or warranty other than as expressly made by the Sellers in this Article II. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the Sellers in this Article II, the Sellers make no representation or warranty to the Buyer with respect to:

            (A) any projections, estimates and budgets heretofore delivered to or made available to the Buyer of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company or the future business and operations of the Company, except that the Sellers represent and warrant that such projections, estimates and budgets were prepared in good faith based on reasonable assumptions at the time prepared; or

            (B) any other information or documents made available to the Buyer or its counsel, accountants or advisors with respect to the Sellers, the Company or the business and operations of the Company, except as expressly covered by a representation and warranty contained in this Article II.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer represents and warrants to the Sellers as follows. All of the representations and warranties of the Buyer are made as of the date of this Agreement and as of the Closing Date.

      3.1 ORGANIZATION AND QUALIFICATION. The Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as presently conducted. The Buyer is duly qualified and in good standing to do business in each jurisdiction in which such qualification is necessary because of the nature of the business conducted by it, except where the failure to be so qualified would not have a Material Adverse Effect.

      3.2 AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. The Buyer has the requisite power and authority to enter into this Agreement, to perform its obligations under this

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                                                                       EXECUTION

Agreement and to carry out the transactions contemplated by this Agreement and all proceedings required to be taken by the Buyer to authorize the execution, delivery and performance of this Agreement have been duly and properly taken. This Agreement has been duly and validly executed and delivered by the Buyer, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject to general principles of equity and applicable bankruptcy, insolvency, reorganization, and fraudulent conveyance or similar or other laws affecting the enforcement of creditors' rights generally.

      3.3 NO CONFLICTS; CONSENT. The execution and delivery by the Buyer of this Agreement does not and the consummation of the transactions contemplated by this Agreement will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Buyer under any provision of (a) any Contract to which the Buyer is a party or by which any of its properties or assets is bound, or (b) any injunction, judgment, order, decree, ruling or charge or Applicable Law applicable to the Buyer or its properties or assets. No Consent of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to the Buyer in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated this Agreement.

      3.4 INVESTMENT INTENT. The Buyer acknowledges that the Shares have not been registered under the Securities Act and that the Shares may not be resold absent such registration or unless an exemption from registration is available. The Buyer is acquiring the Shares for its own account, for investment purposes only and not with a view toward a distribution of the Shares. The Buyer qualifies as an "accredited investor," as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

      3.5 LITIGATION. There is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Buyer, threatened against or affecting, the Buyer before any court or arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

                                   ARTICLE IV
                                    COVENANTS

      All of the covenants contained in this Article IV are made as of the date of this Agreement and as of the Closing Date.

      4.1 EXPENSES; TRANSFER TAXES.

            (A) Except as otherwise expressly provided for in this Agreement, the Buyer will pay all of its own expenses (including fees and expenses of attorneys, accountants, investment bankers, brokers, and other professional advisors) in connection with the negotiation of this Agreement, the performance of its obligations under this Agreement and the

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                                                                       EXECUTION

consummation of the transactions contemplated by this Agreement (whether consummated or not).

            (B) Except as otherwise expressly provided for in this Agreement, the Sellers will each pay all of their own investment banking and broker fees and expenses (including all amounts due and owing to Kaulkin Ginsberg Company arising out of or relating to the transaction contemplated by this Agreement) and all fees and expenses of attorneys, accountants, investment bankers, brokers, and other professional advisors arising out of or relating to the negotiation of any employment or non-competition agreement. Except as set forth in the preceding sentence, the Buyer shall cause the Company or its designee to pay the attorneys and accountants fees and expenses (but no other professional's fees and expenses) (the "Professional Fees") incurred on behalf of the Sellers in connection with the negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement (whether consummated or not) up to a maximum amount of $100,000; provided, however, that the Sellers shall provide to the Buyer detailed invoices from each applicable law firm and accounting firm describing such fees and expenses not later than fifteen days after the Closing Date. The Buyer shall pay the Professional Fees at the Closing or not later than five days after receiving such detailed invoices, whichever is later. As between the Buyer and the Sellers, the Sellers, jointly and severally, shall be responsible for paying any Professional Fees in excess of $100,000. As among the Sellers, each Seller agrees that such Seller shall be responsible for any and all of their Professional Fees in excess of the amount paid by the Buyer or the Company pursuant to this section.

            (C) All transfer, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes and real property transfer gains Taxes and including any filing and recording fees) and related amounts (including any penalties, interest and additions to Tax) incurred in connection with the Agreement and the transactions contemplated this Agreement ("Transfer Taxes") will be paid by the Sellers. Each Party will use commercially reasonable efforts to avail itself of any available exemptions from any such Transfer Taxes, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemptions.

      4.2 BROKERS OR FINDERS. Each of the Parties represents that no agent, broker, investment banker or other firm or Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement. The Sellers will pay or otherwise discharge, and will indemnify and hold the Buyer harmless from and against and claims or liabilities for all brokerage fees, commissions and finder's fees incurred by reason of any action taken by or on behalf of the Company or any Seller. The Buyer will pay or otherwise discharge, and will indemnify and hold the Sellers harmless from and against and any claims or liabilities for all brokerage fees, commissions and finder's fees incurred by reason of any action taken by or on behalf of the Buyer.

      4.3 POST-CLOSING COOPERATION.

            (A) After the Closing, upon reasonable written notice, the Buyer will furnish or cause to be provided to the Sellers and their counsel, auditors and representatives access,

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                                                                       EXECUTION

during normal business hours, to such information and assistance relating to the Company as is reasonably necessary for financial reporting and accounting matters.

            (B) After the Closing, upon reasonable written notice, the Parties will furnish or cause to be provided to each other, as promptly as practicable, such information and assistance (to the extent within the control of such party) relating to the Company (including access to books and records in any form or medium) as is reasonably necessary for the filing of all Tax returns, and making of any election related to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any claim, suit or proceeding related to any Tax return. The Parties will cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Company.

            (C) Each Party will reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 4.3. No Party will be required by this Section 4.3 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations.

            (D) Each Party will use commercially reasonable efforts to cooperate with and make available to each other, during normal business hours, all books and records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing Date which are necessary or useful to the other in connection with any litigation or investigation or any other matter requiring any such books and records, information or employees for any reasonable business purpose related to their involvement with the Company or the transactions contemplated by this Agreement, for a period reasonably necessary after the Closing Date to comply with each Party's obligation under contracts, at law, or with respect to Taxes. The Party making the request under this Section 4.3(d) will bear all of the out-of-pocket costs and expenses (including attorneys' fees, but excluding reimbursement for salaries, wages, and employee benefits) reasonably incurred in connection with providing such books and records, information or employees.

      4.4 PUBLICITY. After the Closing Date, no public release or announcement concerning the transactions contemplated by this Agreement will be issued by any Seller, on the one hand, or the Buyer, on the other hand, without the prior consent of the Buyer or the Sellers, as the case may be (which consent may not be unreasonably withheld), provided, however, than any Party may make any public disclosure it believes in good faith is required by Applicable Law or any listing or trading agreement concerning its publicly-traded securities, in which case the Party required to make the release or announcement will allow, within applicable statutory and regulatory time constraints, the other Parties reasonable time to comment on such release or announcement in advance of such issuance.

      4.5 TAX COVENANTS.

            (A) The Sellers will timely cause to be prepared and filed by the Company all Tax Returns of the Company with respect to any Taxable period ending on or prior to the Closing Date and timely pay, or cause to be paid by the Company, consistently with past practice

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                                                                       EXECUTION

when due all Taxes relating to such Tax Returns. If any Tax Return has not been filed before the Closing Date, before filing such Tax Return, the Sellers will provide the Buyer with a substantially final draft of such Tax Return at least fifteen Business Days prior to the due date for filing such Tax Return, and the Buyer will have the right to review such Tax Return prior to the filing of such Tax Return. The Buyer will notify the Sellers of any objections the Buyer may have to any items set forth in such draft Tax Returns, and the Buyer and the Sellers agree to consult and resolve in good faith any such objection and to mutually consent to the filing of such Tax Return. Such Tax Returns will be prepared or completed in a manner consistent with prior practice of the Sellers and the Company with respect to Tax Returns concerning the income, properties or operations of the Company (including elections and accounting methods and conventions), except as otherwise required by law or regulation or otherwise agreed to by the Buyer prior to the filing of such Tax Returns.

            (B) The Buyer will have the right to represent the interests of the Company in any Tax audit or administrative or court proceeding relating to any Tax Returns (including any proceeding relating to the Company for periods prior to the Closing Date).

            (C) The Buyer shall have received from the Sellers, on or before the Closing Date, an affidavit to the effect that the Seller is not a "foreign person" within the meaning of Code Section 1445. If, on or before the Closing Date, the Buyer shall not have received such affidavit from the Sellers, the Buyer may withhold from the Purchase Price payable at Closing to the Sellers pursuant to this Agreement such sums as are required to be withheld under
Section 1445 of the Code.

            (D) The Sellers will be liable for, and will pay when due (i) any transfer, gains, documentary, sales, use, registration, stamp, value added or other similar Taxes payable by reason of the transactions contemplated by this Agreement or attributable to the sale, transfer or delivery of the Shares under this Agreement, and (ii) other Taxes imposed on Sellers or any former shareholder of the Company for which the Buyer or the Company is held liable. Other than in the case of Tax Returns and other documentation that is required to be filed by the Company after the Closing Date, the Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes.

            (E) After the Closing Date, the Buyer will not amend any of the Company's or the Subsidiary's Tax Returns filed prior to the Closing Date without affording the Sellers' Representative an opportunity to review and object to such amended returns. If the Buyer and the Sellers' Representative are not able to resolve any disputes that may arise with respect to any such objection, then the Buyer and the Sellers' Representative shall submit the items remaining in dispute to the Independent Accountants for resolution pursuant to the procedure set forth in, and subject to the terms of, Section 1.6.

      4.6 CONDUCT OF BUSINESS.

            (A) During the period from the date of this Agreement until the Closing Date (unless the Buyer otherwise agrees in writing and except as otherwise contemplated by this

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                                                                       EXECUTION

Agreement), the Sellers shall cause the Company to conduct its operations according to its ordinary and usual course of business consistent with past practice and with no less diligence and effort than would be applied in the absence of this Agreement, and seek to preserve intact its current business organization. Prior to the Closing, the Sellers shall cause the Company not to take any action that would, or that could reasonably be expected to, result in any of the conditions to the consummation of the transactions contemplated by this Agreement in Article V not being satisfied.

            (B) Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement or consented to in writing by the Buyer, prior to the Closing Date, the Sellers will cause the Company to:

                  (i) not declare, set aside or pay any dividend or other
            distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or other equity interests, or issue, pledge or sell any shares of its capital stock or other equity interests or other securities convertible into, exchangeable for or conferring the right to acquire shares of their capital stock or other equity interests, or repurchase or redeem or otherwise acquire any shares of its capital stock or other equity interests or such other securities;

                  (ii) not waive a material right or cancel a material contract or claim or assume or enter into a material contract of any kind, including the purchase of any Charged Off Accounts;

                  (iii) not to make any investment of any kind in any Person; or

                  (iv) not authorize, recommend, propose or announce an
            intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

      4.7 COMMERCIALLY REASONABLE EFFORTS. Each of the Parties will use commercially reasonable efforts to take all actions and to do all things reasonably necessary to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions in Article V). Each Party will give prompt written notice to the other of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of the Sellers or the Buyer, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement until the Closing or that will or may result in the failure to satisfy any of the conditions in Article V, and (c) any failure of the Sellers or the Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement.

      4.8 SUPPLEMENTS TO DISCLOSURE SCHEDULES. Each Party will promptly notify the other Parties, prior to the Closing Date, of any changes in the information contained in the Schedules

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                                                                       EXECUTION

or in any document or information supplied to the other Parties pursuant to a Schedule. Such information will not be deemed to amend the Schedules.

      4.9 NO SOLICITATION. From the date of this Agreement until the Closing Date or until this Agreement is terminated or abandoned as provided for in this Agreement, the Sellers may not, and may not permit the Company or any of their or the Company's agents or representatives to, solicit or initiate (including by way of furnishing any information) discussions with or enter into negotiations with, or furnish any information that is not publicly available to, any Person (other than the Buyer pursuant to this Agreement) concerning any business combination transaction (an "Acquisition Proposal") involving the Company. The Sellers will notify the Buyer promptly in writing if any Seller becomes aware that any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated with the Company with respect to an Acquisition Proposal.

                                   ARTICLE V
                                   CONDITIONS

      5.1 CONDITIONS TO ALL PARTIES' OBLIGATIONS. The obligations of the Buyer to purchase the Shares and the obligations of the Sellers to sell the Shares to the Buyer are subject to the satisfaction or waiver on or prior to the Closing of the following conditions.

            (A) GOVERNMENTAL APPROVALS. The Buyer shall have obtained all Consents, approvals, orders, qualifications, licenses, permits or other authorizations and waivers from any Governmental Authority or other third party necessary to permit the transactions contemplated by this Agreement.

            (B) NO INJUNCTIONS, RESTRAINTS, OR CHANGES IN LAW. No Applicable Law or injunction enacted, entered, promulgated, enforced or issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect. There shall not have been any change in any law or regulation or other action by any Governmental Agency that would have a Material Adverse Effect on the ability of the Buyer to operate the Company's business in a manner comparable to the manner in which the Companies are operating the business on the date of this Agreement.

      5.2 CONDITIONS TO THE OBLIGATIONS OF THE BUYER. The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment on or before the Closing Date of the following conditions, any of which may be waived in whole or in part by the Buyer to the extent permitted by Applicable Law.

            (A) The representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which shall be true and correct in all respects) on and as of the Closing Date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true in all material respects (other than representations and warranties that are qualified as to materiality, which

                                       29
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                                                                       EXECUTION

shall be true and correct in all respects) as of such date. Upon receiving the Closing Date Purchase Price Payment, each Seller shall have certified as to the fulfillment of the conditions in this Section 5.2(a) with respect to such Seller.

            (B) The Sellers shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Sellers by the time of the Closing. Upon receiving the Closing Date Purchase Price Payment, each Seller shall have certified as to the fulfillment of the conditions in this Section 5.2(b) with respect to such Seller.

            (C) The Sellers shall have made all of the deliveries contemplated by Section 1.10.

            (D) All of the Schedules shall be acceptable to the Buyer, in its sole discretion, in form and content.

            (E) There shall not be in effect any statute, rule or regulation which makes it illegal for the Buyer to consummate the transactions contemplated by this Agreement or any order, decree or judgment which enjoins the Buyer or the Sellers from consummating the transactions contemplated by this Agreement.

            (F) There shall not have been any material error, misstatement or omission in this Agreement or any exhibit, schedule or other document delivered in connection with this Agreement.

            (G) During the period from the date of this Agreement to the Closing Date (i) there shall not have been any Material Adverse Change to the Company (whether as a result of any casualty or disaster, accident, labor dispute, exercise of the power of eminent domain or other governmental act, or as a result of any other event or circumstance) and (ii) the Company shall not have sustained any loss or damage to its properties, whether or not insured, which affects its ability to conduct its business.

      5.3 CONDITIONS TO THE OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to consummate the transactions contemplated by this Agreement is subject to the fulfillment on or before the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Sellers to the extent permitted by Applicable Law:

            (A) The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which shall be true and correct in all respects) on and as of the Closing Date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true in all material respects (other than representations and warranties that are qualified as to materiality, which shall be true and correct in all respects) as of such date. The Sellers shall have received a certificate signed by an officer of the Buyer certifying as to fulfillment of the conditions in this Section 5.3(a).

                                       30
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                                                                       EXECUTION

            (B) The Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Buyer by the time of the Closing, and the Sellers shall have received a certificate signed by an officer of the Buyer certifying as to the fulfillment of the conditions in this Section 5.3(b).

            (C) The Buyer shall have tendered the Purchase Price.

            (D) The Buyer shall have made all of the deliveries contemplated by
Section 1.11.

            (E) There shall not be in effect any statute, rule or regulation which makes it illegal for the Sellers to consummate the transactions contemplated by this Agreement or any order, decree or judgment which enjoins the Buyer or the Sellers from consummating the transactions contemplated by this Agreement.

      5.4 DUE DILIGENCE MATERIALS. The Sellers will, and the Sellers will cause the Company to, permit representatives of the Buyer to have reasonable access, during ordinary business hours, and in a manner so as not to interfere with the normal business operations of each Company, to all premises, properties, personnel, books, records (including Tax or financial records), contracts and documents of or pertaining to the Companies (collectively, the "Due Diligence Materials"). Any confidential information received by the Buyer from the Sellers in the course of the reviews contemplated by this Section 5.4 which is not already generally available to the public will be treated and held as confidential information in accordance with the Confidentiality Agreement between Asset Acceptance Capital Corp. and the Company, dated January 30, 2006 (the "Confidentiality Agreement"). When conducting the Due Diligence Review, the Buyer will not unreasonably interfere with the use and operation of the Company.

                                   ARTICLE VI
                                 INDEMNIFICATION

      6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS.

            (A) Except as provided below, the representations and warranties of the Parties contained in this Agreement will survive the Closing Date until the second anniversary of the Closing Date.

            (B) The following representations and warranties shall survive the Closing Date for the applicable statute of limitations period under which claims may be asserted: Sections 2.1 (Organization; Qualification), 2.2 (Subsidiaries; Investments), 2.3 (Authority; No Violation or Consent), 2.4 (Capitalization; Ownership of Common Stock; Passive Investor Status), 2.8(b) (No Dividends or Distributions), 2.9 (Ownership and Condition of Assets Other Than Real Property), 2.16 (ERISA; Benefit Plans) and 2.18 (Taxes), 2.19 (Affiliate Transactions), 3.1 (Organization and Qualification), 3.2 (Authority; Execution and Delivery; Enforceability), and 3.3 (No Conflicts; Consent).

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                                                                       EXECUTION

            (C) Except as specifically set forth in this Agreement, the Parties' obligations under any covenant made pursuant to this Agreement shall survive the Closing Indefinitely.

      6.2 INDEMNIFICATION BY THE SELLERS. The Sellers, jointly and severally, shall indemnify and hold Buyer and (without duplication) its officers, directors, equity holders, members, managers, employees, agents, and representatives (collectively, the "Buyer Indemnified Parties") harmless from and against any liabilities, losses, damages, deficiencies, judgments, fines, costs and expenses, including reasonable counsel fees ("Losses"), incurred or sustained by any Buyer Indemnified Parties that result from, relate to, or arise out of:

            (A) any breach of any representation or warranty or nonfulfillment of any agreement or covenant on the part of any Seller under this Agreement;

            (B) any action, suit, claim or proceeding incident to any of the foregoing or to the enforcement of this Article VI;

            (C) any liabilities for Taxes, including any disallowance for payroll expenses, owed by the Company on or after the Closing Date with respect to any taxable period ending on or prior to the Closing Date (treating any Taxable period that begins before and ends after the Closing Date as if such Taxable period had ended on the Closing Date), to the extent such liabilities have not been accounted for pursuant to Section 1.6;

            (D) any failure of the Company to obtain or maintain any required Licenses or to make any required report or filing with any Governmental Authority; and

            (E) any Losses arising out of or related to any claim which may be brought by, or on behalf of, Vilem Demel or his successors, assigns and heirs against the Company or any Buyer Indemnified Party, including any claims made by any Governmental Authority relating to Vilem Demel.

      6.3 INDEMNIFICATION BY THE BUYER. The Buyer shall indemnify and hold each Seller and (without duplication) his, her or its officers, directors, equity holders, partners, employees, agents, representatives or heirs (collectively, the "Sellers Indemnified Parties") harmless from and against any Losses incurred or sustained by any Sellers Indemnified Person that result from, relate to or arise out of:

            (A) any breach of any representation or warranty or nonfulfillment of any agreement or covenant on the part of the Buyer under this Agreement;

            (B) any obligation, claim or liability relating to or arising solely out of the Buyer's operation of the Company after the Closing; provided, however, that the Buyer shall have no such indemnification obligations with respect to any obligation, claim or liability relating or arising out of the actions of Conway or Holzhauer after the Closing; and

            (C) any action, suit, claim or proceeding incident to any of the foregoing or to the enforcement of this Article VI.

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                                                                       EXECUTION

      6.4 THIRD PARTY CLAIMS.

            (A) If any third party notifies any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Article VI, then the Indemnified Party must promptly notify the Indemnifying Party of such Third Party Claim in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation under this Article VI unless (and then solely to the extent) the Indemnifying Party is prejudiced by such delay.

            (B) Any Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel reasonably acceptable to the Indemnified Party at any time within fifteen days after the Indemnified Party has given written notice of the Third Party Claim to the Indemnifying Party; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently to preserve its rights to assume the defense of the Third Party Claim; and provided further that the Indemnified Party may retain separate co-counsel at his, her or its sole cost and expense and participate in the defense of the Third Party Claim.

            (C) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with Section 6.4(b), the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld or delayed unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by the Indemnifying Party and does not impose an injunction or other equitable relief upon the Indemnified Party.

            (D) If the Indemnifying Party does not assume or conduct the defense of the Third Party Claim in accordance with Section 6.4(b), however (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection with any such defense, consent or settlement), and (ii) the Indemnifying Party will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VI.

            (E) For purposes of this Section 6.4, all rights and responsibilities of the Sellers as Indemnifying Party or Indemnified Party shall be undertaken by the Sellers' Representative and no individual Seller, in his, her or its capacity as a Seller, shall have any right to take any action pursuant to this section.

      6.5 LIMITATION OF INDEMNIFICATION.

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                                                                       EXECUTION

            (A) Subject to Section 6.5(c) and (d) (i) the Sellers shall not be liable for any Losses under Article VI unless the aggregate amount of Losses with respect to all such misrepresentations or breaches of warranty exceeds $250,000 and then only to the extent of such excess, and (ii) the maximum aggregate liability of Conway and Roger Gladstone under Article VI (after the Escrow Fund has been exhausted or distributed to the Sellers) shall be an additional $7,000,000.

            (B) Subject to Section 6.5(c) (i) the Buyer Indemnified Parties shall have no recourse against any Passive Seller after the Escrow Amount has been exhausted or distributed to the Sellers, and (ii) as among the Sellers, claims made against the Escrow Amount shall be borne by the Sellers pro rata in accordance with their ownership percentages on Schedule 1.2; provided, however, that the Buyer Indemnified Parties shall have recourse against the entire Escrow Amount with respect to such claims pursuant to the terms of this Agreement without regard to such pro rations. Conway and Roger Gladstone, jointly and severally, shall be liable for all of the Sellers' indemnification obligations under this Article VI.

            (C) Notwithstanding the provisions of Sections 6.5(a) and (b) or any other provision of this Agreement, the Buyer Indemnified Parties' right to reimbursement under this Article VI versus any particular Passive Seller shall not be limited in any way with respect to Losses arising out of or related to any claim for indemnity that is based upon (i) a breach of, or inaccuracy in, any representation or warranty made by such Passive Seller contained in any of the Passive Seller Sections, and (ii) a breach of or unfulfillment of any agreement or covenant on the part of such Passive Seller under this Agreement. Notwithstanding the provisions of Sections 6.5(a) and (b) or any other provision of this Agreement, the rights of any Buyer Indemnified Party to recover damages of any kind from a Passive Seller arising out of or related to a fraud committed by such Passive Seller shall not be limited in any way.

            (D) Notwithstanding the provisions of Sections 6.5(a) and 6.5(b) or any other provision of this Agreement, the Buyer Indemnified Parties' rights to reimbursement under this Article VI against Conway or Roger Gladstone shall not be limited in any way with respect to Losses arising out of or related to any claim for indemnity that is based upon (i) a breach of, or inaccuracy in, any warranty, representation, covenant or agreement of the Sellers contained in the Passive Seller Sections, or (ii) a breach or nonfulfillment of any agreement or covenant on the part of any Seller under this Agreement. Notwithstanding the provisions of Sections 6.5(a) and (b) or any other provision of this Agreement, the rights of any Buyer Indemnified Party to recover damages of any kind from Conway and Roger Gladstone arising out of or related to fraud committed by any Seller shall not be limited in any way.

      6.6 ESCROW AMOUNT. Subject to the limitations contained in this Article VI, the Buyer shall be required to satisfy Losses from the Escrow Amount (until such time as the Escrow Amount has been exhausted or distributed to the Sellers) before proceeding against Conway or Roger Gladstone for any indemnification claims under this Article VI. After the Escrow Amount has been exhausted or distributed to the Sellers, the Buyer shall make indemnification claims under this Article VI directly against Conway or Roger Gladstone pursuant to the terms of this Agreement.

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                                  ARTICLE VII
                                   TERMINATION

      7.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of the Buyer and the Sellers.

      7.2 TERMINATION BY EITHER THE BUYER OR THE SELLERS. This Agreement may be terminated by either the Buyer or the Sellers if (i) the Closing has not occurred on or before April 28, 2006 (provided that the right to terminate this Agreement under this Section 7.2(i) will not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date), or (ii) any court of competent jurisdiction in the United States or some other governmental body or regulatory authority has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action has become final and nonappealable.

      7.3 TERMINATION BY THE BUYER. This Agreement may be terminated at any time prior to the Closing Date by the Buyer if (a) the Buyer, in its sole discretion, is not satisfied with (i) the results of its due diligence investigation of the Company, or (ii) the form and content of the Schedules as delivered by the Sellers on the Closing Date, (b) the Sellers have failed to comply in any material respect with any of the covenants, conditions or agreements contained in this Agreement to be complied with or performed by the Sellers at or prior to the date of termination, or (c) any representation or warranty of the Sellers contained in the Agreement was not true in any material respect (or, for representations and warranties that are qualified as to materiality, the representation or warranty was not true in all respects) when made or (except to the extent they relate to a particular date) on and as of the Closing Date as if made on and as of the Closing Date.

      7.4 TERMINATION BY THE SELLERS. This Agreement may be terminated at any time prior to the Closing Date by the Sellers if (a) the Buyer has failed to comply in any material respect with any of the covenants, conditions or agreements contained in this Agreement to be complied with or performed by the Buyer at or prior to the date of termination, or (b) any representation or warranty of the Buyer contained in this Agreement was not true in all material respects (or, for representations and warranties that are qualified as to materiality, the representation or warranty was not true in all respects) when made or on and as of the Closing Date as if made on and as of the Closing Date (except to the extent they relate to a particular date).

      7.5 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to this Article VII, all rights and obligations of the Parties under this Agreement will terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that
(a) the Confidentiality Agreement will survive any such termination, (b) if the Buyer terminates this Agreement solely because the Sellers fail to execute and deliver on the Closing Date the Escrow Agreement or any of the Seller Releases or solely because the Schedules are not satisfactory to the Buyer, then the Sellers shall have no liability to the Buyer for such breach, and (c) if the Sellers terminate this Agreement solely because the Buyer fails to

                                       35
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                                                                       EXECUTION

execute and deliver on the Closing Date the Escrow Agreement or because the Buyer terminates this Agreement because of a failure of the condition set forth in Section 5.2(d), then the Buyer shall have no liability to the Sellers for such breach.

                                  ARTICLE VIII
                            MISCELLANEOUS AND GENERAL

      8.1 MODIFICATION OR AMENDMENT. The Parties may modify or amend this Agreement or waive any provision of the Agreement only by a written agreement executed and delivered by the Buyer and the Sellers who held a majority of the Shares of the Company immediately prior to the Closing Date.

      8.2 COUNTERPARTS. For the convenience of the Parties, this Agreement may be executed in any number of counterparts, each such counterpart will constitute an original instrument, and all such counterparts will together constitute the same agreement.

      8.3 GOVERNING LAW; JURISDICTION AND VENUE; WAIVER OF JURY TRAIL.

            (A) This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the state of Florida, without giving effect to its conflicts of law principles.

            (B) Any action brought in connection with this Agreement or the transactions contemplated by this Agreement must be brought in a court of competent jurisdiction sitting in Palm Beach County, Florida, or in the Federal District Court for the Southern District of Florida. The Parties agree that jurisdiction and venue in such courts is proper and waive any defense of lack of personal jurisdiction or inappropriate or inconvenient venue.

            (C) THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR ARISING AFTER THE DATE OF THIS AGREEMENT, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS SUBSECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THE THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THE HEREBY SHALL INSTEAD BE TRIED IN A COURT BY A JUDGE SITTING WITHOUT A JURY.

      8.4 NOTICES. Any notice, request, instruction or other document to be given under this Agreement by any Party to the other Parties must be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile transmission (with a confirming copy sent by overnight courier), as follows:

            (A) All notices to the Sellers shall be sent in care of the Sellers' Representative to.

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                                                                       EXECUTION

                        Christopher L. Conway
                        1521 SW 15th Street
                        Boca Raton, Florida  33486

                  with a copy to Christopher L. Conway's personal attorney (which shall not constitute notice):

                        Gunster Yoakley & Stewart
                        777 South Flagler Drive, Suite 500 E
                        West Palm Beach, FL 33401
                        Attn: David G. Bates, Esq.

            (B) if to the Buyer, to:

                        Asset Acceptance Holdings LLC
                        28405 VanDyke
                        Warren, MI  48093
                        Attn:  Nathaniel F. Bradley IV

                  with a copy to (which shall not constitute notice):

                        Dykema Gossett PLLC
                        400 Renaissance Center
                        Detroit, MI  48243
                        Attn:  J. Michael Bernard, Esq.

or to such other persons or addresses as may be designated in writing by the Party to receive such notice.

      8.5 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (a) constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes all other prior and contemporaneous agreements and understandings, both written and unwritten, among the Parties or any of them with respect to the subject matter of this Agreement, and (b) may not be assigned by operation of law or otherwise without the written approval of the other Parties.

      8.6 JOINT DRAFTING. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

      8.7 HEADINGS; CROSS-REFERENCES. The headings to the Articles and Sections are for convenience of reference and will not affect the meaning or interpretation of this Agreement. References to Articles, Sections, Exhibits and Schedules mean the Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise indicated in this Agreement. The

                                       37
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                                                                       EXECUTION

Background, Exhibits and Schedules are incorporated by reference into this Agreement and are an integral part of this Agreement.

      8.8 PARTIAL INVALIDITY. Insofar as possible, each provision of this Agreement must be interpreted so as to render it valid and enforceable under Applicable Law and severable from the remainder of this Agreement. A finding that any provision is invalid or unenforceable in any jurisdiction will not affect the validity or enforceability of any other provision or the validity or enforceability of such provision under the laws of any other jurisdiction.

      8.9 PARTIES IN INTEREST. This Agreement will be binding upon and inure solely to the benefit of each Party and its respective successors and assigns. Nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

      8.10 FURTHER ASSURANCES. The Parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

      8.11 NO THIRD PARTY RIGHTS. Unless expressly stated in this Agreement to the contrary, nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties and their respective personal or legal representatives or administration, successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any Party, nor shall any provision give any third persons any right of subrogation or action over or against any Party.

      8.12 GUNSTER, YOAKLEY REPRESENTS CONWAY. Each of the Other Shareholders hereby agrees and acknowledges that the law firm of Gunster, Yoakley & Stewart, P.A., a Florida professional association ("GYS"), hereby renders advice and counsel solely to Conway and not in his capacity as Sellers' Representative. Each of the Other Shareholders hereby agrees and acknowledges that GYS has not represented any of the Other Shareholders in connection with this Agreement or any other agreement, including the Escrow Agreement, contemplated by this Agreement or the transactions contemplated by or in connection to this Agreement or any other agreement, including the Escrow Agreement, and that EACH OF THE OTHER SHAREHOLDERS IS HEREBY ADVISED TO RETAIN INDEPENDENT COUNSEL to advise it regarding this Agreement and any other agreement, including the Escrow Agreement, contemplated by this Agreement. Each of the Other Shareholders hereby waives, releases and relinquishes any claim against GYS or any of its shareholders from any conflict of interest arising or purportedly arising from this Agreement or the transactions contemplated in this Agreement or any other agreement, including the Escrow Agreement, contemplated by this Agreement.

      8.13 SELLERS' REPRESENTATIVE.

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

                                                                       EXECUTION

            (A) Each Seller irrevocably appoints Conway as the Sellers' Representative, to act as such Seller's representative, attorney-in-fact and agent, with full power and authority to do all of the following:

                  (i) to execute and deliver and to receive, on behalf of such
            Seller, all amendments, certificates, statements, notices, consents, approvals, extensions, waivers and undertakings required or permitted to be made, given or delivered under this Agreement or in connection with the transactions contemplated by this Agreement;

                  (ii) to execute and deliver and to receive, on behalf of such
            Seller, all amendments, certificates, statements, notices, consents, approvals, extensions, waivers and undertakings required or permitted to be made, given or delivered under the Escrow Agreement or in connection with the transactions contemplated by the Escrow Agreement;

                  (iii) to receive any amount delivered pursuant to this
            Agreement or the Escrow Agreement to such Seller, other than payments made by the Buyer pursuant to Section 1.3(a);

                  (iv) to respond to and make determinations with respect to the assertion of any claims for indemnification by the Buyer Indemnified Parties, and to assert claims on behalf of the Sellers Indemnified Parties pursuant to the terms of this Agreement; and

                  (v) take all such other actions as may be necessary or
            desirable to carry out his responsibilities as the Sellers' Representative.

            (B) The Buyer shall be entitled to rely, without further inquiry, on the authority of the Sellers' Representative to take any action pursuant to this Agreement for or on behalf of such Seller. If Conway (or his successor or assign) shall resign, become incapacitated, die or otherwise cease to perform his duties as the Sellers' Representative, his chosen successor (or if no successor can be chosen, the successor chosen by his personal representative) shall become the Sellers' Representative. The Sellers shall provide prompt written notice to the Buyer of any change in the identity of the Sellers' Representative.

            (C) The Sellers' Representative, acting (or refraining from acting) in good faith, shall not be responsible and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by the gross negligence or willful misconduct of the Sellers' Representative. The Sellers' Representative shall be indemnified and saved harmless by each Seller (to the extent of such Seller's respective pro rata share of the proceeds paid pursuant to this Agreement) from all Taxes paid, losses, costs and expenses, including attorneys' fees, which may be incurred by him as a result of the performance of his duties as Sellers' Representative or as a result of his involvement in any litigation in connection with this Agreement or the Escrow Agreement, provided that such litigation shall not have

                                                                       EXECUTION

resulted from any action taken or omitted by the Sellers' Representative and for which the Sellers' Representative shall have been adjudged to have acted in bad faith or to have been grossly negligent, and such indemnification shall survive termination of this Agreement until extinguished by any applicable statute of limitations.

            (D) Subject to the Buyer's obligations under Article VI, neither Buyer nor the Company shall have any liability for any of the fees and expenses (including fees and expenses of attorneys, accountants, investment bankers, brokers, and other professional advisors) incurred by the Sellers' Representative in his capacity as Sellers' Representative.

                             SIGNATURES ON NEXT PAGE

                                       40
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                                                                       EXECUTION

      The Parties executed this Stock Purchase Agreement as of the date first-above written.

THE BUYER

ASSET ACCEPTANCE HOLDINGS LLC

By:   /s/ Nathaniel F. Bradley IV
      ---------------------------------
Name: Nathaniel F. Bradley IV

Title: Manager

THE SELLERS

DALEWOOD LP

By:   /s/ Steven Levine
      ---------------------------------
Name: Steven Levine

Title:Director

/s/ Christopher L. Conway                /s/ Alan Fisher
--------------------------               -------------------------------
CHRISTOPHER L. CONWAY                    ALAN FISHER

/s/ Robert Gladstone                     /s/ Roger Gladstone
--------------------------               -------------------------------
ROBERT GLADSTONE                         ROGER GLADSTONE

/s/ Delight Kasserman                    /s/ David Nussbaum
--------------------------               -------------------------------
DELIGHT KASSERMAN                        DAVID NUSSBAUM

/s/ Maureen Russell                      /s/ Adam O Holzhauer
--------------------------               -------------------------------
MAUREEN RUSSELL                          ADAM O HOLZHAUER

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                                                                       EXECUTION

                                    EXHIBIT A

                         INTERPRETATIONS AND DEFINITIONS

      1. INTERPRETATIONS.

            (a) Singular and Plural; Genders. Each definition in this Agreement includes the singular and the plural, and references to any gender include the other genders where appropriate.

            (b) References to Laws and Governmental Authorities. Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated under such statute or law, unless the context requires otherwise. Any reference to any statute or regulation means such statute or regulation as amended at the time and includes any successor statute or regulation. Any reference to any Governmental Authority includes any predecessor or successor Governmental Authority.

            (c) "Including" and "Or." The word "including" means including but not limited to. The word "or" is not exclusive.

            (d) Currency. All references to dollar amounts in this Agreement are references to United States Dollars unless otherwise provided.

            (e) Accounting Terms. "GAAP" means generally accepted accounting principles consistently applied in the Company's financial statements. Except as otherwise specifically provided in this Agreement, any accounting terms used in this Agreement will refer to such terms as defined by GAAP.

      2. DEFINITIONS

      "Affiliate" means an entity related to the Seller that is subject to common operating control and that is operated as part of the same system or enterprise or, with respect to any Benefit Plan provision under Section 2.16, any person or entity which is or was under common control with the Company within the meaning of ERISA Section 4001 or Code Section 414(b), (c) or (m).

      "Agreement" is defined in the introductory paragraph.

      "Applicable Law" means any statute, law, ordinance, rule or regulation applicable to the any Party, the Company or a Benefit Plan.

      Benefit Plan" is defined in Section 2.16.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or London, England are required or authorized by law to close.

      "Buyer" is defined in the introductory paragraph.

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                                                                       EXECUTION

      "Charged Off Accounts" means consumer accounts receivable that have been charged off by the original creditor.

      "Closing" is defined in Section 1.5.

      "Closing Date" is defined in Section 1.5.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company" is defined in the Recitals.

      "Company Information" is defined in Section 2.31.

      "Consent" is defined in Section 2.3(e).

      "Consumer Credit Account" means any retail or other installment contract involving periodic payments to a creditor which are purchased by or originate with Premium Asset Recovery Corp.

      "Contract" means any loan or credit agreement, note, bond, mortgage, indenture, lease, sublease, purchase order or other agreement, commitment or license.

      "Constituent Documents" means the organizing and governing documents of any organization or trust, including the Articles of Incorporation and Bylaws of a corporation, the Articles of Organization and Operating Agreement of a limited liability company, the Certificate of Limited Partnership and Limited Partnership Agreement of a limited partnership, or any similar documents serving similar functions for any type of organization or trust.

      "Conway" is defined in the introductory paragraph.

      "Employment Agreements" is defined in Section 1.10(b).

      "Environmental Laws" is defined in Section 2.13.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "Family Member" is defined in Section 2.19(a).

      "GAAP" is defined in Section 1(e) of this Exhibit.

      "Roger Gladstone" is defined in the introductory paragraph.

      "Governmental Authority" means any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

      "Hazardous Substances" means, collectively, contaminants, pollutants, toxic or hazardous chemicals, substances, materials, wastes and constituents, petroleum products, polychlorinated

                                      A-2
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                                                                       EXECUTION

biphenyls, asbestos, ozone depleting substances, and urea formaldehyde regulated under any Environmental Law.

      "HIPAA" is defined in Section 2.24(c).

      "Holzhauer" is defined in the introductory paragraph.

      "IRS" is defined in Section 2.16(d).

      "Indemnified Party" is defined in Section 6.4.

      "Indemnifying Party" is defined in Section 6.4.

      "Insider" is defined in Section 2.19.

      "Insurance Policies" is defined in Section 2.14(a).

      "Intellectual Property" means all United States and foreign patents, patent applications, inventions, trade secrets, know-how, registered or unregistered trademarks, trade names, service marks (including associated goodwill), copyrights, and computer software.

      "Leased Real Property" is defined in Section 2.10.

      "License" or "Licenses" is defined in Section 2.7(b).

      "Liens" means any pledge, lien (including, without limitation, any Tax lien), charge, claim, community property interest, condition, equitable interest, encumbrance, security interest, mortgage, option, restriction on transfer (including without limitation any buy-sell agreement or right of first refusal or offer), forfeiture, penalty, equity or other right of another Person of every nature and description whatsoever.

      "Losses" is defined in Section 6.2.

      "Material Adverse Effect" means a material adverse effect on the business, financial condition, results of operation or prospects of the Company.

      "Non-Competition Agreements" is defined in Section 1.10(a).

      "Other Shareholders" shall mean Roger Gladstone, Holzhauer, Nussbaum, Russell, Fisher, Kasserman, Robert Gladstone and Dalewood.

      "PBGC" is defined Section 2.16(d).

      "Party" or "Parties" is defined in the introductory paragraph.

      "Passive Sellers" is defined in the introductory paragraph.

      "Passive Seller Sections" is defined in the introductory paragraph of
Article II.

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                                                                       EXECUTION

      "Knowledge of the Passive Seller" or like phrases or terms means the actual knowledge of the applicable Passive Seller, without any independent investigation.

      "Permitted Liens" means (i) those Liens described in Schedule 2.9 or securing Funded Indebtedness reflected as a liability on the Closing Balance Sheet, (ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and liens for Taxes that are not due and payable or that may thereafter be paid without penalty or that are being contested in good faith by appropriate proceedings,
(iii) other imperfections of title or encumbrances, if any, that do not, individually or in the aggregate, materially impair the continued use and operation of the Companies' assets in the conduct of their respective businesses as presently conducted, (iv) easements, covenants, rights-of-way and other similar restrictions of record, and (v) any conditions that may be shown by a current, accurate survey or physical inspection of any Property made prior to Closing.

      "Person" means any individual, legal entity, business enterprise, or government, governmental body or unit, including any corporation, partnership, limited partnership, or limited liability company.

      "Proceeding" means the form and manner of conducting judicial business before a court or hearing officer.

      "Profit Sharing Releases" is defined in Section 1.8.

      "Property" means land, including land improvements, structures and appurtenances thereto.

      "Purchase Price" is defined in Section 1.2.

      "Real Property Lease" is defined in Section 2.10.

      "Securities Act" means the Securities Act of 1933.

      "Sellers" is defined in the introductory paragraph.

      "Sellers' Knowledge" or like phrases or terms means the actual knowledge after reasonable inquiry of the applicable Sellers, provided that Sellers' Knowledge shall not include the knowledge of any Passive Seller.

      "Shares" is defined in the Background.

      "Subsidiary" is defined in Section 2.2.

      "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means:

                  (i) any federal, state, local or foreign income, gross
            receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise,

                                      A-4
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                                                                       EXECUTION

            single business, value added, employment, payroll, withholding, alternative or add-on minimum, ad valorem, Transfer Taxes, excise, stamp, or environmental Tax, or any other Tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to Tax or additional amount imposed by any governmental authority; and

                  (ii) liability of the Company for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as result of any obligation of the Company under any Tax Sharing Arrangement or Tax indemnity arrangement.

      "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

      "Tax Sharing Arrangement" means any written or unwritten agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which Tax Return includes the Company.

      "Third Party Claim" is defined in Section 6.4.

      "Transfer Taxes" is defined in Section 4.1(b).

                                      A-5
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                                                                       EXECUTION

                                    EXHIBIT B

                            FORM OF ESCROW AGREEMENT

      See attached.

                                                                       EXECUTION

                                    EXHIBIT C

                               FORM OF STOCK POWER

                                  April 1, 2006

      For value received the undersigned assignor (the "Assignor") hereby fully and irrevocably grants, assigns, and transfers to the undersigned assignee and his, her or its heirs, personal representatives, successors, and assigns (collectively, "the "Assignee"), the following property:

            All of the shares of the Common Stock of Premium Asset Recovery Corp., a Florida corporation (the "Company") represented by Certificate No. [____] and standing in the Assignor's name in the books and records of the Company (the "Shares").

      The Assignor hereby irrevocably appoints the Assignee to be the Assignor's true and lawful attorney-in-fact, with full power of substitution, and empowers the Assignee, for and in the name of the Assignor, to sell, transfer, hypothecate, liquidate or otherwise dispose of all or any portion of the Units, from time to time, and, for that purpose, to make, sign, execute, and deliver any documents or perform any other act necessary for such sale, transfer, hypothecation, liquidation or other disposition. The Assignor acknowledges that this appointment is coupled with an interest and shall not be revocable for any reason.

      The Assignor and the Assignee have executed this Assignment Separate From Certificate as of the date first-above written.

                        ASSIGNOR

                        ___________________________________
                        Signature

                        ___________________________________
                        Printed Name

                        ASSIGNEE

                        ASSET ACCEPTANCE HOLDINGS LLC

                        By:      ________________________________

                        Name:    ________________________________

                        Title:   ________________________________

                                                                       EXECUTION

                                    EXHIBIT D

                            NON-COMPETITION AGREEMENT

                                                                       EXECUTION

                                    EXHIBIT E

                              EMPLOYMENT AGREEMENT

                                                                       EXECUTION

                                    EXHIBIT F

                              RESIGNATION STATEMENT

To: The Board of Directors and Shareholders of [____________] (the "Company").

      Effective as of the date of this Resignation Statement, the undersigned hereby resigns from any and all positions that the undersigned may now hold (a) as a director, officer, or employee of the Company and any subsidiary of the Company, and (b) as a trustee of any plan sponsored by the Company or any subsidiary of the Company.

Dated: ________________, 2006

                        ________________________
                        Signature

                        ________________________
                        Printed Name

                                      F-1